UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                     June 25, 2008

ZEVOTEK, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-137210	05-0630427
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

134 Cedar Street, Nutley, NJ	07100
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 667-4026

DIET COFFEE, INC.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On June 25, 2008, we filed an amendment to our certificate of incorporation with the Delaware Secretary of State to: (i) change the name of the Corporation to “Zevotek, Inc.” (the “Name Change”); (ii) increase the Corporation’s authorized common stock from 200,000,000 shares to 1,000,000,000 shares (the “Capitalization Increase”) and (iv) to effect a reverse stock split of the Corporation’s common stock, par value $0.001 per share (the “Common Stock”) by changing and reclassifying each fifty (50) shares of the Corporation’s issued and outstanding Common Stock into one (1) fully paid and non-assessable share of Common Stock (the “Reverse Stock Split”). This amendment was unanimously approved by our board of directors and by a majority of our stockholders by written consent.

Nasdaq informed us on June 26, 2008 that the Name Change and Reverse Stock Split will take effect at the start of business on June 27, 2008. Our new symbol on this date will be “ZVTK.”

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibits.

4.1	Certificate of Amendment to Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEVOTEK, INC. (Registrant)

Date: June 26, 2008	By:	/s/ Adam Engel
Adam Engel, President and Chief Executive Officer